Exhibit 10.3

INTERCREDITOR AGREEMENT
among
AMERICAN PACIFIC CORPORATION,
as the Company,
THE DOMESTIC SUBSIDIARIES OF THE COMPANY
FROM TIME TO TIME PARTY HERETO,
as Guarantors,
WACHOVIA BANK, NATIONAL ASSOCIATION,
as the First Lien Administrative Agent,
WACHOVIA BANK, NATIONAL ASSOCIATION,
as the Second Lien Administrative Agent
and
WACHOVIA BANK, NATIONAL ASSOCIATION,
as the Control Agent
Dated as of November 30, 2005

TABLE OF CONTENTS

SECTION 1 Definitions	2
1.1 Defined Terms	2
1.2 Terms Generally	11

SECTION 2 Lien Priorities	11
2.1 Relative Priorities	11
2.2 Failure to Perfect	11
2.3 Nature of First Lien Obligations	12
2.4 Prohibition on Contesting Liens	12
2.5 No New Liens	12
2.6 Similar Liens and Agreements	13

SECTION 3 Enforcement	14
3.1 Exercise of Remedies	14
3.2 Actions Upon Breach	16

SECTION 4 Payments	17
4.1 Application of Proceeds	17
4.2 Payment Turnover	17
4.3 Permitted Mandatory Prepayments of Second Lien Obligations	17

SECTION 5 Other Agreements	18
5.1 Releases	18
5.2 Insurance	19
5.3 Amendments to Credit Documents	20
5.4 Rights As Unsecured Creditors	22
5.5 Control Agent for Perfection	22
5.6 [RESERVED]	24
5.7 Purchase Right	24

SECTION 6 Insolvency or Liquidation Proceedings	25
6.1 Use of Cash Collateral and Financing Issues	25
6.2 Sale Issues	25
6.3 Relief from the Automatic Stay	26
6.4 Adequate Protection	26
6.5 No Waiver	27
6.6 Avoidance Issues	27
6.7 Separate Grants of Security and Separate Classification	27
6.8 Reorganization Securities	28
6.9 Post-Petition Claims	28
6.10 Waiver	28
6.11 Expense Claims	29
6.12 [RESERVED]	29
6.13 Effectiveness in Insolvency or Liquidation Proceedings	29

SECTION 7 Reliance; Waivers; Etc	29
7.1 Non-Reliance	29
7.2 No Warranties or Liability	30
7.3 No Waiver of Lien Priorities	30
7.4 Obligations Unconditional	32
7.5 Certain Notices	33

SECTION 8 Miscellaneous	34
8.1 Conflicts	34
8.2 Effectiveness; Continuing Nature of this Agreement; Severability	34
8.3 Amendments; Waivers	34
8.4 Information Concerning Financial Condition of Company and its Subsidiaries	35
8.5 Subrogation	35
8.6 Application of Payments	36
8.7 SUBMISSION TO JURISDICTION;WAIVER OF JURY TRIAL	36
8.8 Notices	37
8.9 Further Assurances	37
8.10 APPLICABLE LAW	37
8.11 Binding on Successors and Assigns	37
8.12 Specific Performance	37
8.13 Headings	38
8.14 Counterparts	38
8.15 Authorization	38
8.16 No Third Party Beneficiaries	38
8.17 Provisions Solely to Define Relative Rights	38

INTERCREDITOR AGREEMENT
     This Intercreditor Agreement, is dated as of November 30, 2005, and entered into by and among AMERICAN PACIFIC CORPORATION, a Delaware corporation (the “Company”), the domestic subsidiaries of the Company as may time to time party become a party hereto (the “Guarantors”) and WACHOVIA BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for the First Lien Obligations (as defined below), including its successors and assigns from time to time (the “First Lien Administrative Agent”), WACHOVIA BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for the Second Lien Obligations under the Second Lien Credit Agreement (as defined below), including its successors and assigns from time to time (the “Second Lien Administrative Agent”) and WACHOVIA BANK, NATIONAL ASSOCIATION, in its capacity as control agent for the First Lien Administrative Agent and the Second Lien Administrative Agent, including its successor and assigns from time to time (the “Control Agent”). Capitalized terms used herein but not otherwise defined herein have the meanings set forth in Section 1 below.
RECITALS
     WHEREAS, the Company, as Borrower, the Guarantors, the lenders party thereto and Wachovia Bank, National Association, as Administrative Agent, have entered into that certain First Lien Credit Agreement dated as of the date hereof providing for a revolving credit and term loan facility to the Company (as amended, restated, supplemented, modified or Refinanced from time to time as permitted hereunder, the “Initial First Lien Credit Agreement”);
     WHEREAS, the Company, as Borrower, the Guarantors, the lenders party thereto and Wachovia Bank, National Association, as Administrative Agent have entered into that certain Second Lien Credit Agreement dated as of the date hereof providing for a term loan to the Company (as amended, restated, supplemented, modified or Refinanced from time to time as permitted hereunder, the “Initial Second Lien Credit Agreement”);
     WHEREAS, the obligations of the Company and the Guarantors under the Initial First Lien Credit Agreement and any Hedge Agreements provided by any of the First Lien Claimholders (or their affiliates) will be secured by substantially all of the assets of the Company, and the Guarantors pursuant to the terms of the First Lien Collateral Documents;
     WHEREAS, the obligations of the Company and the Guarantors under the Initial Second Lien Credit Agreement and any Hedge Agreements provided by any of the Second Lien Claimholders (or their affiliates) will be secured by substantially all of the assets of the Company and the Guarantors pursuant to the terms of the Second Lien Collateral Documents;
     WHEREAS, the First Lien Credit Documents and the Second Lien Credit Documents provide, among other things, that the parties thereto shall set forth in this Agreement their respective rights and remedies with respect to the Collateral; and
     WHEREAS, in order to induce the First Lien Administrative Agent and the First Lien Claimholders to consent to the Grantors’ incurring the Second Lien Obligations and to induce the

First Lien Claimholders to extend credit and other financial accommodations to or for the benefit of the Company, or any other Grantor, the Second Lien Administrative Agent on behalf of the Second Lien Claimholders has agreed to the lien subordination, intercreditor and other provisions set forth in this Agreement.
     NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
     SECTION 1 Definitions.
     1.1 Defined Terms. As used in the Agreement, the following terms shall have the following meanings:
     “Affiliate” means as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, a Person shall be deemed to be “controlled by” a Person if such Person possesses, directly or indirectly, power either (a) to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.
     “Agreement” means this Intercreditor Agreement, as amended, renewed, extended, supplemented or otherwise modified from time to time in accordance with the terms hereof.
     “Bankruptcy Code” means title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.
     “Bankruptcy Law” means the Bankruptcy Code and all other liquidation, receivership, moratorium, conservatorship, assignment for the benefit of creditors, insolvency or similar federal, state or foreign law for the relief of debtors.
     “Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina or New York, New York are authorized or required by law to close.
     “Capital Lease” means any lease of property, real or personal, the obligations with respect to which are required to be capitalized on a balance sheet of the lessee in accordance with generally accepted accounting principles in effect in the United States of America applied on a consistent basis.
     “Capital Lease Obligations” means the capitalized lease obligations relating to a Capital Lease determined in accordance with generally accepted accounting principles in effect in the United States of America applied on a consistent basis.

     “Capital Stock” means (i) in the case of a corporation, capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
     “Collateral” means all of the assets and property of any Grantor, whether tangible or intangible, constituting both First Lien Collateral and Second Lien Collateral.
     “Control Agent” has the meaning set forth in Section in Section 5.5(a).
     “Control Collateral” means any Collateral consisting of any Certificated Security, Instrument, Investment Property, Deposit Account (each as defined in the Uniform Commercial Code), cash and any other Collateral as to which a first priority Lien shall or may be perfected through possession or control by the secured party or any agent therefor.
     “Controlled Account” means those certain Deposit Accounts (as defined in the Uniform Commercial Code) of any Grantor subject to Liens under the terms of the First Lien Collateral Documents and the Second Lien Collateral Documents.
     “DIP Financing” has the meaning set forth in Section 6.1.
     “Discharge of First Lien Obligations” means, except to the extent otherwise provided in Section 5.6, (i) payment in full in cash or other consideration acceptable to the First Lien Lenders in their sole discretion of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not a claim for such interest is, or would be, allowed in such Insolvency or Liquidation Proceeding) and premium, if any, on all Indebtedness outstanding under the First Lien Credit Documents and termination of all commitments to lend or otherwise extend credit under the First Lien Credit Documents, (ii) payment in full in cash or other consideration acceptable to the First Lien Lenders in their sole discretion of all other First Lien Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (including legal fees and other expenses, costs or charges accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not a claim for such fees, expenses, costs or charges is, or would be, allowed in such Insolvency or Liquidation Proceeding), (iii) termination, cancellation or cash collateralization (in an amount reasonably satisfactory to the First Lien Administrative Agent, but in no event more than 105% of the face amount thereof) of, all letters of credit issued under the First Lien Credit Documents and (iv) termination of any Hedge Agreement provided by a First Lien Claimholder (or an affiliate thereof) and the payment in full in cash or other consideration acceptable to the First Lien Lenders in their sole discretion (or cash collateralization in an amount reasonably satisfactory to the First Lien Administrative Agent) of all Hedging Obligations; provided, however, that a Discharge of First Lien Obligations shall be deemed to have occurred when the First Lien Claimholders receive proceeds from Collateral in an amount equal to the Maximum First Lien Indebtedness plus any amount required under clause (iv) above (it being understood that nothing in this Agreement is intended to obligate the First

Lien Claimholders to release their Liens on the Collateral except in connection with satisfaction in full of all Obligations outstanding under (i) the First Lien Credit Agreement, (ii) the other First Lien Credit Documents, and (iii) any Hedge Agreements of the type described in the definition of First Lien Obligations).
     “Disposition” has the meaning set forth in Section 5.1(a)(ii).
     “Enforcement Action” means the exercise of any rights or remedies against any Collateral, including, without limitation, any right to take possession or control of any Collateral under any lockbox agreement, account control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Second Lien Administrative Agent or any Second Lien Claimholder is a party, any right of set-off or recoupment with respect to the First Lien Obligations, and any enforcement, collection, execution, levy or foreclosure action or proceeding taken against the Collateral.
     “Excluded First Lien Obligations” mean, collectively, (a) the aggregate outstanding principal amount of loans and letter of credit accommodations made, issued or incurred pursuant to the First Lien Credit Agreement that exceeds the Maximum First Lien Indebtedness, (b) any interest and fees payable on account of such excess principal amount under the First Lien Credit Agreement or in respect thereof, and (c) any prepayment premium, make-whole obligation, or early termination fee payable pursuant to the terms of the First Lien Credit Agreement.
     “Excluded Second Lien Obligations” means, collectively, (a) the aggregate outstanding principal amount of loans made, issued or incurred pursuant to the Second Lien Credit Agreement after the closing of the Second Lien Credit Agreement, (b) any interest and fees, payable on account of such principal amount under the Second Lien Credit Agreement or in respect thereof, and (c) any prepayment premium, make-whole obligation, or early termination fee payable pursuant to the terms of the Second Lien Credit Agreement.
     “Exercise of Remedies” has the meaning set forth in Section 5.1(a)(i).
     “First Lien Administrative Agent” has the meaning set forth in the preamble hereto.
     “First Lien Claimholders” means, at any relevant time, the holders of First Lien Obligations at such time, including without limitation the First Lien Lenders and any agent under the First Lien Credit Agreement.
     “First Lien Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any First Lien Obligations.
     “First Lien Collateral Documents” means the Security Documents (as defined in the First Lien Credit Agreement as amended from time to time in accordance herewith) and any other agreement, document or instrument pursuant to which a Lien is granted securing any First Lien Obligations or under which rights or remedies with respect to such Liens are governed.

     “First Lien Credit Agreement” means (i) the Initial First Lien Credit Agreement and (ii) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, increase, Refinance (each subject to the limitations set forth herein) in whole or in part the indebtedness and other obligations outstanding under (x) the Initial First Lien Credit Agreement or (y) any subsequent First Lien Credit Agreement, unless such agreement or instrument expressly provides that it is not intended to be and is not a First Lien Credit Agreement hereunder; provided that if and to the extent that any amendment, modification, increase or Refinancing of the Initial First Lien Credit Agreement or any other agreement referred to in this clause (ii) provides for revolving credit commitments, revolving credit loans, term loans, bonds, debentures, notes or similar instruments having a principal amount in excess of the Maximum First Lien Indebtedness, then that portion of such principal amount in excess of the Maximum First Lien Indebtedness (and all interest, fees and amounts accruing thereon) shall not constitute First Lien Obligations for purposes of this Agreement. Any reference to the First Lien Credit Agreement hereunder shall be deemed a reference to any First Lien Credit Agreement then in existence if entered into in compliance with the terms of this Agreement.
     “First Lien Credit Documents” means the First Lien Credit Agreement and the Credit Documents (as defined in the First Lien Credit Agreement as amended from time to time in accordance herewith) and each of the other agreements, documents and instruments providing for or evidencing any other First Lien Obligation, and any other document or instrument executed or delivered at any time in connection with any First Lien Obligations, including any intercreditor or joinder agreement among holders of First Lien Obligations, to the extent such are effective at the relevant time, as each may be modified from time to time in accordance with this Agreement.
     “First Lien Lenders” means the “Lenders” under and as defined in the First Lien Credit Agreement.
     “First Lien Obligations” means all Obligations outstanding under (i) the First Lien Credit Agreement, (ii) the other First Lien Credit Documents, and (iii) any Hedge Agreements entered into by Company or any Guarantor with any counterparty that is or was a First Lien Claimholder (or any of their affiliates) at the time such Hedge Agreement was entered into (it being understood, for avoidance of doubt, that Hedging Obligations of a Person that is both a First Lien Claimholder and a Second Lien Claimholder at the time such Hedge Agreement was entered into by Company or any Guarantor shall be considered First Lien Obligations); provided that the aggregate principal amount, without duplication, of any revolving credit commitments, revolving credit loans, letters of credit, term loans, bonds, debentures, notes or similar instruments or other obligations provided for under the First Lien Credit Agreement or any other First Lien Credit Document (or any Refinancing thereof) in excess of the sum of (i) $95,000,000 plus (ii) any interest and fees payable under the First Lien Credit Agreement in respect thereof and any attorneys fees, costs, expenses or indemnities payable under the First Lien Credit Agreement, minus (iii) the aggregate amount of all payments and prepayments of term loans under the First Lien Credit Agreement and the aggregate amount of all payments and prepayments of revolving loans under the First Lien Credit Agreement (to the extent accompanied by a permanent commitment reduction (excluding reduction in sub-facility commitments not accompanied by a corresponding reduction in the facility commitment amount)) made from and after the date hereof (such sum, the “Maximum First Lien Indebtedness”), shall constitute Excluded First Lien Obligations for purposes of this Agreement. “First Lien Obligations” shall include (x) all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) in accordance with the rate specified in the relevant First Lien Credit Document and (y) all fees, costs and charges incurred in connection with the First Lien Credit Documents and provided for thereunder, in the case of each of clause (x) and clause (y) whether before or after commencement of an Insolvency or Liquidation Proceeding, irrespective of whether any claim for such interest, fees, costs or charges is allowed as a claim in such Insolvency or Liquidation Proceeding.
     “Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.
     “Grantors” means Company, Holdings and each of the Guarantor Subsidiaries that have executed and delivered, or may from time to time hereafter execute and deliver, a First Lien Collateral Document or a Second Lien Collateral Document.
     “Guarantor Subsidiaries” has the meaning set forth in the recitals hereto.
     “Guaranty Obligations” means, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (iii) to lease or purchase property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (iv) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof.
     “Hedge Agreements” means with respect to any Person, any agreement entered into to protect such Person against fluctuations in interest rates, or currency or raw materials values, including, without limitation, any interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more counterparties, any foreign currency exchange agreement, currency protection agreements, commodity purchase or option agreements or other interest or exchange rate hedging agreements.

     “Hedging Obligation” means, with respect to any Person, any obligation of such Person pursuant to any Hedge Agreements; provided that such Hedging Obligations are permitted pursuant to both the First Lien Credit Documents and the Second Lien Credit Documents on the date such Obligation is incurred.
     “Holdings” has the meaning set forth in the recitals hereto.
     “Improper Act” means, with respect to the avoidance, invalidation or subordination of any Lien, an act by the First Lien Administrative Agent or the First Lien Claimholders that is determined by a final, non-appealable judgment of a court of competent jurisdiction to have constituted an act of actual fraud (it being understood that receipt of an allegedly fraudulent conveyance shall not constitute actual fraud) or other egregious conduct justifying equitable subordination of such Lien pursuant to Section 510(c) of the Bankruptcy Code.
     “Indebtedness” means and includes, with respect to any Person, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (iii) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (iv) all obligations (including, without limitation, the reasonably anticipated amount of any earnout obligations) of such Person incurred, issued or assumed as the deferred purchase price of property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (v) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (vi) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (vii) all Guaranty Obligations of such Person with respect to Indebtedness of another Person, (viii) the principal portion of all Capital Lease Obligations of such Person, (ix) all obligations of such Person under Hedge Agreements, excluding any portion thereof which would be accounted for as interest expense under generally accepted accounting principles in effect in the United States of America applied on a consistent basis, (x) the maximum amount of all letters of credit issued or bankers’ acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (xi) all preferred Capital Stock issued by such Person and which by the terms thereof could be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments, redemption or other acceleration, (xii) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product, (xiii) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer and (xiv) obligations of such Person under non-compete agreements.
     “Initial First Lien Credit Agreement” has the meaning set forth in the recitals hereto.

     “Initial Second Lien Credit Agreement” has the meaning set forth in the recitals hereto.
     “Insolvency or Liquidation Proceeding” means (i) any voluntary or involuntary case or proceeding under the Bankruptcy Code or any other Bankruptcy Law with respect to any Grantor, (ii) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to a material portion of their respective assets, (iii) any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (iv) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.
     “Lien” means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.
     “Maximum First Lien Indebtedness” has the meaning as set forth in the definition of First Lien Obligations.
     “Obligations” means any and all obligations, liquidated or contingent, with respect to the payment of (i) any principal of or interest or premium on any Indebtedness, including any reimbursement obligation in respect of any letter of credit, or any other liability, including, without limitation, interest and premiums accruing after the filing of a petition initiating any proceeding under the Bankruptcy Laws irrespective of whether a claim for such interest or premium is allowed or allowable in such proceeding, (ii) any fees, indemnification obligations, expense reimbursement obligations or other liabilities payable under the documentation governing any Indebtedness, including, without limitation, fees, costs, premiums and other charges accruing or incurred after the filing of a petition initiating any proceeding under the Bankruptcy Laws irrespective of whether a claim for such fees, costs, premiums and other charges is allowed or allowable in such proceeding, (iii) any obligation to provide cash collateral in respect of letters of credit or any other Indebtedness or (iv) any Hedging Obligations.
     “Permitted Refinancing Documents” shall mean any financing documentation which replaces (i) the Initial First Lien Credit Agreement and the other First Lien Credit Documents and pursuant to which the outstanding First Lien Obligations are refinanced in their entirety, as such financing documentation may be amended, supplemented, restated, refinanced or otherwise modified from time to time in compliance with this Agreement, but specifically excluding any such financing documentation to the extent that it contains, either initially or by amendment or other modification, any terms, conditions, covenants or defaults other than those which (a) then exist in the Initial First Lien Credit Agreement and the other First Lien Credit Documents or (b) could be included in the Initial First Lien Credit Agreement and the other First Lien Credit Documents by an amendment or other modification that would not be prohibited by the terms of this Agreement.
     “Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies,

joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.
     “Recovery” has the meaning set forth in Section 6.5.
     “Refinance” means, in respect of any Indebtedness, to refinance, replace or repay, or to issue other Indebtedness, in exchange or replacement for, such indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings, provided that the Company and Guarantors shall not be permitted to Refinance the First Lien Obligations unless the financing documentation entered into by the Company and the Guarantors in connection with any such Refinancing constitutes Permitted Refinancing Documents.
     “Requisite Lenders” means with respect to the First Lien Credit Agreement or the Second Lien Credit Agreement, as applicable, those First Lien Lenders or Second Lien Lenders, as applicable, the approval of which is required to approve an amendment or modification of, termination or waiver of any provision of or consent to any departure from the First Lien Credit Agreement or the Second Lien Credit Agreement (or would be required to effect such consent under this Agreement if such consent were treated as an amendment of the First Lien Credit Agreement or the Second Lien Credit Agreement) as applicable.
     “Second Lien Administrative Agent” has the meaning set forth in the preamble hereof.
     “Second Lien Claimholders” means, at any relevant time, the holders of Second Lien Obligations at such time, including without limitation the Second Lien Lenders and any agent under the Second Lien Credit Agreement.
     “Second Lien Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any Second Lien Obligations.
     “Second Lien Collateral Documents” means the Security Documents (as defined in the Second Lien Credit Agreement as amended from time to time in accordance herewith) and any other agreement, document or instrument pursuant to which a Lien is granted securing any Second Lien Obligations or under which rights or remedies with respect to such Liens are governed.
     “Second Lien Credit Agreement” means (i) the Initial Second Lien Credit Agreement, (ii) any other credit agreement, loan agreement, note agreement, promissory note, indenture, or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, increase or Refinance in whole or in part the indebtedness and other obligations outstanding under the Initial Second Lien Credit Agreement or other agreement or instrument referred to in this clause (ii), subject to the limitations set forth herein and only to the extent permitted hereby. Any reference to the Second Lien Credit Agreement hereunder shall be deemed a reference to any Second Lien Credit Agreement then in existence.

     “Second Lien Credit Documents” means the Second Lien Credit Agreement and the Credit Documents (as defined in the Second Lien Credit Agreement) and each of the other agreements, documents and instruments providing for or evidencing any other Second Lien Obligation, and any other document or instrument executed or delivered at any time in connection with any Second Lien Obligations, as the same may be modified from time to time, including any intercreditor or joinder agreement among holders of Second Lien Obligations, to the extent such are effective at the relevant time, as each may be modified from time to time in accordance with this Agreement.
     “Second Lien Enforcement Date” means the date which is 180 days after the occurrence of (i) an Event of Default (under and as defined in the Second Lien Credit Agreement) and (ii) the First Lien Administrative Agent’s receipt of written notice from the Second Lien Administrative Agent certifying that an Event of Default (under and as defined in the Second Lien Credit Agreement) has occurred and is continuing; provided that the Second Lien Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred (1) at any time the First Lien Administrative Agent or the First Lien Claimholders have commenced and are diligently pursuing any Enforcement Action against all or a material portion of the Collateral, (2) at any time any Grantor is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding or (3) if the Event of Default described in such written notice is waived by the Second Lien Claimholders or such written notice is otherwise rescinded by the Second Lien Claimholders.
     “Second Lien Lenders” means the “Lenders” under and as defined in the Second Lien Credit Agreement.
     “Second Lien Obligations” means all Obligations outstanding under the Second Lien Credit Agreement, the other Second Lien Credit Documents and Hedge Agreements entered into by Company or any Guarantor with any counterparty that is a Second Lien Claimholder (or any of their affiliates) at the time such Hedge Agreement was entered into (it being understood, for avoidance of doubt, that Hedging Obligations of a Person that is both a First Lien Claimholder and a Second Lien Claimholder at the time such Hedge Agreement was entered into by Company or any Guarantor shall be considered First Lien Obligations). “Second Lien Obligations” shall include (i) all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) in accordance with the rate specified in the relevant Second Lien Credit Document and (ii) all fees, costs and charges incurred in connection with the Second Lien Credit Documents and provided for thereunder, in each case whether before or after commencement of an Insolvency or Liquidation Proceeding irrespective of whether any claim for such interest, fees, costs or charges is allowed as a claim in such Insolvency or Liquidation Proceeding.
     “Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding.
     “Uniform Commercial Code” or “UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.
     1.2 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified in accordance with the provisions hereof, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Exhibits or Sections shall be construed to refer to Exhibits or Sections of this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
     SECTION 2 Lien Priorities.
     2.1 Relative Priorities. Notwithstanding the date, manner or order of grant, attachment or perfection of any Liens securing the Second Lien Obligations granted on the Collateral or of any Liens securing the First Lien Obligations granted on the Collateral and notwithstanding any provision of the UCC, or any applicable law or the Second Lien Credit Documents, the Second Lien Administrative Agent, on behalf of itself and the Second Lien Claimholders, hereby agrees that: (a) any Lien on the Collateral securing any First Lien Obligations now or hereafter held by or on behalf of the First Lien Administrative Agent or any First Lien Claimholders or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the Collateral securing any of the Second Lien Obligations; and (b) any Lien on the Collateral now or hereafter held by or on behalf of the Second Lien Administrative Agent, any Second Lien Claimholders or any agent or trustee therefor regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Collateral securing any First Lien Obligations.
     2.2 Failure to Perfect. All Liens on the Collateral securing any First Lien Obligations shall be and remain senior in all respects and prior to all Liens on the Collateral securing any Second Lien Obligations for all purposes, notwithstanding any failure of the First

Lien Administrative Agent or the First Lien Claimholders to adequately perfect its security interests in the Collateral, the subordination of any Lien on the Collateral securing any First Lien Obligations to any Lien securing any other obligation of any Grantor, or the avoidance, invalidation or lapse of any Lien on the Collateral securing any First Lien Obligations (other than as a result of a final non-appealable judgment of a court of competent jurisdiction avoiding, invalidating or subordinating any such Lien as a result of an Improper Act of the First Lien Claimholders).
     2.3 Nature of First Lien Obligations. The Second Lien Administrative Agent, for itself and on behalf of the other Second Lien Claimholders, acknowledges that (a) a portion of the First Lien Obligations are revolving in nature, (b) the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed subject to the limitations set forth in this Agreement, (c) the terms of the First Lien Obligations may be modified, extended or amended from time to time subject to the limitations set forth in this Agreement, and (d), subject to the limitations on the aggregate principal amount of First Lien Obligations set forth in the definition of “First Lien Obligations” or in Section 5.3, the aggregate amount of the First Lien Obligations may be increased or Refinanced, in either event, without notice to or consent by the Second Lien Claimholders and without affecting the provisions hereof. The lien priorities provided in Sections 2.1 and 2.2 shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or Refinancing of either the First Lien Obligations or the Second Lien Obligations, or any portion thereof to the extent made in compliance with the terms of this Agreement.
     2.4 Prohibition on Contesting Liens. Each of the Second Lien Administrative Agent, for itself and on behalf of each Second Lien Claimholder, and the First Lien Administrative Agent, for itself and on behalf of each First Lien Claimholder, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the priority, validity or enforceability of a Lien held by or on behalf of any of the First Lien Claimholders in the First Lien Collateral or by or on behalf of any of the Second Lien Claimholders in the Second Lien Collateral, as the case may be; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the First Lien Administrative Agent or any First Lien Claimholder to enforce this Agreement, including the priority of the Liens securing the First Lien Obligations as provided in Sections 2.1 and 3.1.
     2.5 No New Liens.
     (a) Limitation on other Collateral for First Lien Claimholders. So long as any Second Lien Obligations remain outstanding, and subject to Section 6, (i) the First Lien Administrative Agent agrees that, after the date hereof, neither the First Lien Administrative Agent nor any First Lien Claimholder shall acquire or hold any Lien on any assets of any Grantor securing any First Lien Obligations which assets are not also subject to the Lien of the Second Lien Administrative Agent under the Second Lien Collateral Documents, and (ii) each Grantor agrees not to grant any Lien on any of its assets, or permit any of its Subsidiaries to grant a Lien on any of its assets, in favor of the

First Lien Administrative Agent or the First Lien Claimholders unless it, or such Subsidiary, has granted an identical but subordinated Lien on such assets in favor of the Second Lien Administrative Agent or the Second Lien Claimholders. If the First Lien Administrative Agent or any First Lien Claimholder shall (nonetheless and in breach hereof) acquire any Lien on any assets of any Grantor or any of their respective Subsidiaries securing any First Lien Obligations which assets are not also subject to the Lien of the Second Lien Administrative Agent under the Second Lien Collateral Documents, then the First Lien Administrative Agent (or the relevant First Lien Claimholder), shall, without the need for any further consent of any other Person and notwithstanding anything to the contrary in any other First Lien Document hold and be deemed to have held such Lien for the benefit of the Second Lien Administrative Agent as security for the Second Lien Obligations subject to the priorities set forth herein with any amounts received in respect thereof subject to distribution and turnover under Section 4.
     (b) Limitation on other Collateral for Second Lien Claimholders. Until the date upon which the Discharge of First Lien Obligations shall have occurred, (i) the Second Lien Administrative Agent agrees that, after the date hereof, neither the Second Lien Administrative Agent nor any Second Lien Claimholder shall acquire or hold any Lien on any assets of any Company, any Guarantor or any of their respective Subsidiaries securing any Second Lien Obligations which assets are not also subject to the senior priority Lien of the First Lien Administrative Agent under the First Lien Collateral Documents, and (ii) each Grantor agrees not to grant any Lien (other than a Permitted Lien) on any of its assets, or permit any of its Subsidiaries to grant a Lien (other than a Permitted Lien) on any of its assets, in favor of the Second Lien Administrative Agent or the Second Lien Claimholders unless it, or such Subsidiary, has granted an identical Lien on such assets in favor of the First Lien Administrative Agent or the First Lien Claimholders. If the Second Lien Administrative Agent or any Second Lien Claimholder shall (nonetheless and in breach hereof) acquire any Lien on any assets of any Grantor or any of their respective Subsidiaries securing any Second Lien Obligations which assets are not also subject to the Lien of the First Lien Administrative Agent under the First Lien Collateral Documents, then the Second Lien Administrative Agent (or the relevant Second Lien Claimholder), shall, without the need for any further consent of any other Person and notwithstanding anything to the contrary in any other Second Lien Document hold and be deemed to have held such Lien and security interest for the benefit of the First Lien Administrative Agent as security for the First Lien Obligations.
     2.6 Similar Liens and Agreements. The parties hereto agree that it is their intention that the First Lien Collateral and the Second Lien Collateral be identical. In furtherance of the foregoing and of Section 8.9, the parties hereto agree, subject to the other provisions of this Agreement:
     (a) upon request by the First Lien Administrative Agent or the Second Lien Administrative Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the First Lien Collateral and the Second Lien Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the First Lien Credit Documents and the Second Lien Credit Documents; and
     (b) that the documents and agreements creating or evidencing the First Lien Collateral and the Second Lien Collateral and guarantees for the First Lien Obligations and the Second Lien Obligations shall be in all material respects the same forms of documents other than with respect to the senior and subordinate nature of the security interest in the Collateral securing the respective Obligations thereunder.
     SECTION 3 Enforcement.
      3.1 Exercise of Remedies.
     (a) Except as set forth in Section 5.4, so long as the Discharge of First Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against Borrower or any other Grantor:
     (i) the Second Lien Administrative Agent and the Second Lien Claimholders:
     (A) from the date hereof until the occurrence of the Second Lien Enforcement Date, will not take any Enforcement Action with respect to any Lien held by it under the Second Lien Collateral Documents or any other Second Lien Credit Document or otherwise; and
     (B) will not contest, protest or object to, or otherwise interfere with, hinder, or delay, any Enforcement Action by the First Lien Administrative Agent or any First Lien Claimholder, provided that the respective interests of the Second Lien Claimholders attach to the proceeds thereof, subject to the relative priorities described in Section 2 and Section 4; and
     (C) subject to the rights of the Second Lien Administrative Agent under clause (i)(A) above, will not contest, protest or object to the forbearance by the First Lien Administrative Agent or the First Lien Claimholders from bringing or pursuing any Enforcement Action; and
     (ii) subject to Section 5.1, the First Lien Administrative Agent and the First Lien Claimholders shall have the exclusive right to commence and, if applicable, maintain an Enforcement Action and make determinations regarding the release, disposition, or restrictions with respect to the Collateral without any consultation with or the consent of the Second Lien Administrative Agent or any Second Lien Claimholder;
     provided, that:

     (A) in any Insolvency or Liquidation Proceeding commenced by or against Company or any other Grantor, the Second Lien Administrative Agent may file a claim or statement of interest with respect to the Second Lien Obligations,
     (B) the Second Lien Administrative Agent may take any action (not adverse to the Liens on the Collateral securing the First Lien Obligations, or the rights of any First Lien Administrative Agent or the First Lien Claimholders to exercise remedies in respect thereof) in order to preserve or protect its Lien on the Collateral,
     (C) the Second Lien Claimholders shall be entitled to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Second Lien Claimholders, including without limitation any claims secured by the Collateral, if any, in each case in accordance with the terms of this Agreement,
     (D) in any Insolvency or Liquidation Proceeding, the Second Lien Claimholders shall be entitled to file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either Bankruptcy Law or applicable non-bankruptcy law, in each case in accordance with the terms of this Agreement,
     (E) in any Insolvency or Liquidation Proceeding, the Second Lien Claimholders shall be entitled to file any proof of claim and other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the Second Lien Obligations and the Collateral,
     (F) the Second Lien Claimholders shall be entitled, in any Insolvency or Liquidation Proceeding, to vote on any plan of reorganization (including without limitation the right to vote to accept or reject any plan of partial or complete liquidation), provided, it is understood and agreed that nothing in a plan of reorganization is meant to supersede the priorities set forth herein with respect to liens on and rights against the Collateral, which priorities and rights shall survive any such plan of reorganization,
     (G) the Second Lien Administrative Agent or any Second Lien Claimholder may exercise any of its rights or remedies with respect to the Collateral upon the occurrence and during the effective continuation of the Second Lien Enforcement Date; and
     (I) the Second Lien Claimholders may bid for and purchase Collateral at any private or judicial foreclosure sale of such Collateral initiated by the First Lien Claimholders (the actions described in this proviso being referred to herein as “Permitted Second Lien Actions”).
In exercising rights and remedies with respect to the Collateral, the First Lien Administrative Agent and the First Lien Claimholders may enforce the provisions of the First Lien Credit Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by the First Lien Administrative Agent and the First Lien Claimholders to sell or otherwise dispose of Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.
     (b) The Second Lien Administrative Agent, on behalf of itself and the Second Lien Claimholders, agrees that it will not retain any Collateral or any proceeds of Collateral in connection with any Enforcement Action against any Collateral, and that any Collateral or proceeds taken or received by it will be paid over to the First Lien Administrative Agent pursuant to Section 4.2 unless and until the Discharge of First Lien Obligations has occurred, except as expressly provided in Section 6.8.
     (c) Except for Permitted Second Lien Actions, the Second Lien Administrative Agent, for itself and on behalf of the Second Lien Claimholders, agrees that (i) the Second Lien Administrative Agent and the Second Lien Claimholders will not take any action that would hinder, delay or impede any exercise of remedies under the First Lien Credit Documents, including any sale, lease, exchange, transfer or other disposition of the Collateral, whether by foreclosure or otherwise, and (ii) the Second Lien Administrative Agent, for itself and on behalf of the Second Lien Claimholders, hereby waives any and all rights it or the Second Lien Claimholders may have as a junior lien creditor to object to the manner or order in which the First Lien Administrative Agent or the First Lien Claimholders seek to enforce or collect the First Lien Obligations or the Liens granted in any of the First Lien Collateral.
3.2 Actions Upon Breach.
     (a) If any Second Lien Claimholder, contrary to this Agreement, commences or participates in any Enforcement Action against Company, any other Grantor or the Collateral, the First Lien Administrative Agent may intervene and may interpose in the name of the First Lien Claimholders or in the name of Company or such Grantor the making of this Agreement as a defense or dilatory plea.
     (b) Should any Second Lien Claimholder, contrary to this Agreement, in any way take, or attempt or threaten to take, any Enforcement Action against the Collateral (including, without limitation, any attempt to realize upon or enforce any remedy with respect to this Agreement), or fail to take any action required by this Agreement, the First Lien Administrative Agent (in its own name or in the name of a Grantor) or Company may obtain relief against such Second Lien Claimholder by injunction, specific performance and/or other appropriate equitable relief, it being understood and agreed by the Second Lien Administrative Agent on behalf of each Second Lien Claimholder that (i) the First Lien Claimholders’ damages from such actions may be difficult to ascertain and may be irreparable, and (ii) the Second Lien Administrative Agent on behalf of each

Second Lien Claimholder waives any defense that the First Lien Claimholders cannot demonstrate damage or be made whole by the awarding of damages.
     SECTION 4 Payments.
     4.1 Application of Proceeds. So long as the Discharge of First Lien Obligations has not occurred, any proceeds of Collateral received in connection with the sale or other disposition of such Collateral, or collection on such Collateral upon an Enforcement Action, shall be applied first, to the payment of the First Lien Obligations (other than Excluded First Lien Obligations) in accordance with the First Lien Credit Agreement (with a corresponding reduction in the revolving credit commitment thereunder, to the extent such a reduction is contemplated under the First Lien Credit Agreement as in effect on the date hereof to occur in connection with such payment), second, to the payment of the Second Lien Obligations (other than Excluded Second Lien Obligations) in accordance with the Second Lien Documents, third to the payment of the Excluded First Lien Obligations in accordance with the First Lien Documents, and fourth, to the payment of the Excluded Second Lien Obligations in accordance with the Second Lien Loan Documents. Upon the Discharge of the First Lien Obligations, the First Lien Administrative Agent shall deliver to the Second Lien Administrative Agent any proceeds of Collateral held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct to be applied by the Second Lien Administrative Agent to the Second Lien Obligations in such order as specified in the Second Lien Collateral Documents.
     4.2 Payment Turnover. So long as the Discharge of First Lien Obligations has not occurred and except as specifically permitted by Section 4.3, any Collateral or proceeds thereof (together with assets or proceeds subject to Liens referred to in the final sentence of Section 2.3) received by the Second Lien Administrative Agent or any Second Lien Claimholders in connection with an Enforcement Action against the Collateral shall be held in trust and forthwith paid over to the First Lien Administrative Agent for the benefit of the First Lien Claimholders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The First Lien Administrative Agent is hereby authorized to make any such endorsements as agent for the Second Lien Administrative Agent or any such Second Lien Claimholders. This authorization is coupled with an interest and is irrevocable until such time as this Agreement is terminated in accordance with its terms.
     4.3 Permitted Mandatory Prepayments of Second Lien Obligations. Notwithstanding the foregoing provisions of this Section 4, mandatory prepayments required under Section 2.3(b) of the Second Lien Credit Agreement shall be made and applied to the Second Lien Obligations (A) if (i) the payment to the Second Lien Claimholders is permitted by the First Lien Credit Agreement or (ii) the corresponding mandatory prepayment of the First Lien Credit Documents is waived by the Requisite Lenders under the First Lien Credit Agreement) or (B) at all times following the Discharge of the First Lien Obligations.

     SECTION 5 Other Agreements.
     5.1 Releases.
     (a) If, in connection with:
     (i) the exercise of any First Lien Administrative Agent’s remedies in respect of the Collateral, including any sale, lease, exchange, transfer or other disposition of any such Collateral (an “Exercise of Remedies”); or
     (ii) any sale, lease, exchange, transfer or other disposition of any Collateral permitted under the terms of the First Lien Credit Documents (whether or not an event of default thereunder, and as defined therein, has occurred and is continuing) (a “Disposition”), or
     (iii) any release of Liens on the assets of any Grantor, all of the Capital Stock of which is being released pursuant to any other provision of this Section 5.1(a);
the First Lien Administrative Agent, for itself or on behalf of any of the First Lien Claimholders, releases any of its Liens on any part of the Collateral, or releases any Grantor from its obligations under its guaranty of the First Lien Obligations, in each case other than in connection with the Discharge of the First Lien Obligations, then the Liens, if any, of the Second Lien Administrative Agent, for itself or for the benefit of the Second Lien Claimholders, on such Collateral, and the obligations of such Grantor under its guaranty of the Second Lien Obligations, shall be automatically, unconditionally and simultaneously released (the “Second Lien Release”) and the Second Lien Administrative Agent, for itself or on behalf of any such Second Lien Claimholders, promptly shall execute and deliver to the First Lien Administrative Agent or such Grantor such customary termination statements, releases and other documents as the First Lien Administrative Agent or such Grantor may reasonably request to effectively confirm such release; provided, however, that the Second Lien Release shall not occur without the consent of the Second Lien Administrative Agent (x) in the case of an Exercise of Remedies, (i) as to any Collateral the net proceeds of the disposition of which will not be applied to permanently repay and reduce (and, to the extent applicable, to reduce permanently commitments with respect to) the First Lien Obligations, and (ii) (other than in connection with a setoff or recoupment by any First Lien Claimholder) unless the First Lien Administrative Agent has provided at least 20 days notice of its intent to dispose of such Collateral, except that to the extent applicable law requires a shorter notice period in such circumstance, delivery of the notice in compliance with applicable law shall be sufficient, or (y), in the case of a Disposition, if the Disposition is prohibited by any provision of the Second Lien Credit Agreement.
     (b) Until the Discharge of First Lien Obligations occurs, the Second Lien Administrative Agent, for itself and on behalf of the Second Lien Claimholders, hereby irrevocably constitutes and appoints the First Lien Administrative Agent and any officer or agent of the First Lien Administrative Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Second Lien Administrative Agent or such holder or in the First Lien Administrative Agent’s own name, from time to time in the First Lien Administrative Agent’s discretion, for the limited purpose of carrying out the terms of this Section 5.1, to take any and all reasonable and appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 5.1, including any endorsements or other instruments of transfer or release. This authorization is coupled with an interest and is irrevocable until such time as this Agreement is terminated in accordance with its terms.
     (c) Until the Discharge of First Lien Obligations occurs, to the extent that the First Lien Administrative Agent for itself and on behalf of the First Lien Claimholders (i) has released any Lien on Collateral or any Grantor from its obligation under its guaranty and any such Liens or guaranty are later reinstated or (ii) obtains any new Liens or additional guaranties from Grantors, then the Second Lien Administrative Agent for itself and on behalf of the Second Lien Claimholders shall be granted a Lien on any such Collateral and an additional guaranty, as the case may be, subject to the priorities set forth in Section 2.
     5.2 Insurance. The First Lien Administrative Agent and the Second Lien Administrative Agent shall be named as additional insureds and the Control Agent shall be named as loss payee (on behalf of the First Lien Administrative Agent, the other First Lien Claimholders, the Second Lien Administrative Agent and the other Second Lien Claimholders) under any insurance policies maintained from time to time by any Grantor. Until the earlier of (x) the Second Lien Enforcement Date (it being understood that such Second Lien Enforcement Date shall be stayed if and for so long as the First Lien Administrative Agent is diligently pursuing the settlement of the applicable insurance policy or claim) and (y) the date upon which the Discharge of First Lien Obligations shall have occurred as between the First Lien Administrative Agent and the other First Lien Claimholders, on the one hand, and the Second Lien Administrative Agent and the other Second Lien Claimholders on the other, the First Lien Administrative Agent and the other First Lien Claimholders shall have the sole and exclusive right (a) to adjust or settle any insurance policy or claim covering any Collateral in the event of any loss thereunder and (b) to approve any award granted in any condemnation or similar proceeding affecting any Collateral. Until the date upon which the Discharge of First Lien Obligations shall have occurred, all proceeds of any such policy and any such award in respect of any Collateral that are payable to the First Lien Administrative Agent and the Second Lien Administrative Agent shall be paid in accordance with Section 4.2. If the Second Lien Administrative Agent or any Second Lien Claimholder shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such proceeds over to the First Lien Administrative Agent in accordance with the terms of Section 4.2.

     5.3 Amendments to First Lien Credit Documents and Second Lien Credit Documents.
     (a) The First Lien Credit Documents may be amended, supplemented or otherwise modified in accordance with their terms and the First Lien Credit Agreement may be Refinanced, in each case without the consent of the Second Lien Administrative Agent or the Second Lien Claimholders; provided, however, that the holders of such Refinancing debt bind themselves in writing to the terms of this Agreement and any such amendment, supplement, modification or Refinancing shall not: (i) provide for a principal amount of, without duplication, term loans, revolving loan commitments and letters of credit, bonds, debentures, notes or similar instruments (but excluding Hedging Obligations) in excess of Maximum First Lien Indebtedness in the aggregate; (ii) increase the “Applicable Margin” or similar component of the interest rate or yield provisions applicable to the First Lien Obligations or scheduled recurring fees by more than 2% per annum in the aggregate (excluding increases (A) resulting from application of the pricing grid set forth in the First Lien Credit Agreement as in effect on the date hereof or (B) resulting from the accrual of interest at the default rate); (iii) modify (or have the effect of a modification of) the repayment, prepayment, amortization, amendment or refinancing provisions of the First Lien Credit Agreement in a manner materially adverse to the Company; (iv) increase (or have the effect of increasing) the amount of, or the type of, dispositions of Collateral, the proceeds of which are not required to be used to prepay the First Lien Obligations and which may be retained by the Credit Parties for use as working capital to an amount greater than that permitted under the Second Lien Credit Agreement; (v) extend the final scheduled maturity of the First Lien Obligations; or (vi) subordinate in right of payment any of the First Lien Obligations, or subordinate the lien on any of the Collateral securing the First Lien Obligations.
     (b) Until the Discharge of First Lien Obligations occurs, the Second Lien Credit Documents may be amended, supplemented or otherwise modified in accordance with their terms and the Second Lien Credit Agreement may be Refinanced in each case, without the consent of the First Lien Administrative Agent or the First Lien Claimholders provided, however, that the holders of such Refinancing debt bind themselves in writing to the terms of this Agreement and any such amendment, supplement, modification or Refinancing shall not: (i) increase the maximum principal amount of the Second Lien Obligations owing on closing of the Second Lien Credit Agreement, (ii) increase the “Applicable Margin” or similar component of the interest rate or yield provisions applicable to the Second Lien Obligations or scheduled recurring fees by more than 2% per annum in the aggregate (excluding increases resulting from the accrual of interest at the default rate); (iii) modify (or have the effect of a modification of) the repayment, prepayment, amortization, amendment or refinancing provisions of the Second Lien Credit Agreement in a manner materially adverse to the Company; provided, that the Maturity Date (as defined in the Second Lien Credit Agreement) may be extended; (iv) shorten the final scheduled maturity of the Second Lien Obligations; (v) subordinate in right of payment any of the Second Lien Obligations, or subordinate the lien on any of the Collateral securing the Second Lien Obligations, or (vi) change or amend any other term of the Second Lien Credit Documents if such change or amendment would result in a default under the First Lien Credit Agreement, increase the obligations of any Grantor or confer additional material rights on any Second Lien Claimholder in a manner adverse in any material respect to any Grantor; provided, however, that if any of the First Lien Credit Documents are amended or otherwise modified in a manner adverse in any material respect to any Grantor, then the Second Lien Credit Documents may be similarly amended or otherwise modified, so long as, in each such case, (i) any cushion (if applicable) is maintained (determined, for example, with respect to financial covenants and basket amounts, on a percentage basis based on the relevant levels under the First Lien Credit Documents and the Second Lien Credit Documents as in effect on the date hereof), and (ii) no such amendments, additions or modifications to any of the Second Lien Credit Documents shall have the effect of making any such event of default or covenant in the Second Lien Credit Documents more restrictive than those set forth in the First Lien Credit Documents as so amended or otherwise modified
     (c) Notwithstanding the foregoing clauses (a) and (b) of this Section 5.3, (i) until the date upon which the Discharge of First Lien Obligations shall have occurred, without the prior written consent of the First Lien Administrative Agent, no Second Lien Collateral Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Second Lien Credit Agreement or Second Lien Collateral Document, would contravene any of the terms of this Agreement, and (ii) so long as any Second Lien Obligations remain outstanding, without the prior written consent of the Second Lien Administrative Agent, no First Lien Collateral Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new First Lien Credit Agreement or First Lien Collateral Document, would contravene any of the terms of this Agreement.
     (d) The Second Lien Administrative Agent agrees that each Second Lien Collateral Document shall include the following language:
“Notwithstanding anything herein to the contrary, the lien and security interest granted to the administrative agent pursuant to this Agreement are subject to the provisions of the Intercreditor Agreement, dated as of [___], 2005 as the same may be amended, supplemented, modified or replaced from time to time (the “Intercreditor Agreement”) among Wachovia Bank, National Association, as First Lien Administrative Agent, Wachovia Bank, National Association, as Second Lien Administrative Agent, Wachovia Bank, National Association, as Control Agent and the Grantors (as defined therein) from time to time a party thereto. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern.”
     In addition, the Second Lien Administrative Agent agrees that each Second Lien Collateral Document under which any Lien on real property owned by any Credit Party is granted to secure the Second Lien Obligations covering any Collateral shall contain such other language as the First Lien Administrative Agent may reasonably request to reflect the priority of the First Lien Collateral Document covering such Collateral over such Second Lien Collateral Document.
     5.4 Rights As Unsecured Creditors. Except as otherwise expressly set forth in this Agreement, the Second Lien Administrative Agent and the Second Lien Claimholders may exercise rights and remedies available to unsecured creditors against any Grantor in accordance with the terms of the Second Lien Credit Documents and applicable law. Except as otherwise set forth in Section 2.1 and Section 4, nothing in this Agreement shall prohibit the receipt by the Second Lien Administrative Agent or any Second Lien Claimholders of the required payments of interest and principal so long as such receipt is not the direct or indirect result of the exercise by the Second Lien Administrative Agent or any Second Lien Claimholders of rights or remedies as a secured creditor (including set-off or recoupment) or enforcement of any Lien held by any of them. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the First Lien Administrative Agent or the First Lien Claimholders may have with respect to the Collateral. In the event that any Second Lien Claimholder becomes a judgment Lien creditor as a result of its enforcement of its rights as an unsecured creditor, such judgment Lien shall be subject to the terms of this Agreement for all purposes to the same extent as all other Liens securing the Second Lien Obligations subject to this Agreement.
     5.5 Control Agent for Perfection.
     (a) The First Lien Administrative Agent, on behalf of itself and the First Lien Claimholders, and the Second Lien Administrative Agent, on behalf of itself and the Second Lien Claimholders, each hereby appoint Wachovia Bank, National Association as its collateral agent (in such capacity, together with any successor in such capacity appointed by the First Lien Administrative Agent and the Second Lien Administrative Agent, the “Control Agent”) for the limited purpose of acting as the agent on behalf of the First Lien Administrative Agent (on behalf of itself and the First Lien Claimholders) and the Second Lien Administrative Agent (on behalf of itself and the Second Lien Claimholders) with respect to the Control Collateral for purposes perfecting the Liens of such parties on the Control Collateral. The Control Agent accepts such appointment and agrees to hold the Control Collateral in its possession or control (or in the possession or control of its agents or bailees) as Control Agent for the benefit of the First Lien Administrative Agent (on behalf of itself and the First Lien Claimholders) and the Second Lien Administrative Agent (on behalf of itself and the Second Lien Claimholders) and any permitted assignee of any thereof solely for the purpose of perfecting the security interest granted to such parties in such Control Collateral, subject to the terms and conditions of this Section 5.5. The First Lien Administrative Agent and the Second Lien Administrative Agent hereby acknowledge that the Control Agent will obtain “control” under the UCC over each Controlled Account as contemplated by the First Lien Collateral Documents and the Second Lien Collateral Documents for the benefit of both the First Lien Administrative Agent (on behalf of itself and the First Lien Claimholders) and the Second Lien Administrative Agent (on behalf of itself and the Second Lien Claimholders) pursuant to the control agreements relating to each respective Controlled Account. The First Lien Administrative Agent and the Second Lien Administrative Agent hereby also acknowledge and agree that the Control Agent will obtain landlord lien waivers as contemplated by the First Lien Collateral Documents and the Second Lien Collateral Documents for the benefit of (i) the First Lien Administrative Agent for the benefit of the First Lien Claimholders and (ii) the Second Lien Administrative Agent for the benefit of Second Lien Claimholders.
     (b) The Control Agent, the First Lien Administrative Agent, on behalf of itself and the First Lien Claimholders, and the Second Lien Administrative Agent, on behalf of itself and the Second Lien Claimholders, each hereby agrees that the First Lien Administrative Agent shall have the sole and exclusive right and authority to give instructions to, and otherwise direct, the Control Agent in respect of the Control Collateral or any control agreement with respect to any Control Collateral until the earlier of (i) the date upon which the Discharge of First Lien Obligations shall have occurred and (ii) the Second Lien Enforcement Date and neither the Second Lien Administrative Agent nor any Second Lien Claimholder will impede, hinder, delay or interfere with the exercise of such rights by the First Lien Administrative Agent in any respect, other than by taking Permitted Second Lien Actions. The Grantors hereby jointly and severally agree to pay, reimburse, indemnify and hold harmless the Control Agent to the same extent and on the same terms that the Grantors are required to do so for the First Lien Administrative Agent in accordance with the First Lien Credit Agreement as in effect on the date hereof. The First Lien Claimholders and the Second Lien Claimholders hereby jointly and severally agree to pay, reimburse, indemnify and hold harmless the Control Agent to the same extent and on the same terms that the First Lien Claimholders are required to do so for the First Lien Administrative Agent in accordance with the First Lien Credit Agreement and the Second Lien Claimholders are required to do so for the Second Lien Administrative Agent in accordance with the Second Lien Credit Agreement.
     (c) Except as set forth below, the Control Agent shall have no obligation whatsoever to the Second Lien Administrative Agent or any Second Lien Claimholder including, without limitation, any obligation to assure that the Control Collateral is genuine or owned by any Grantor or one of their respective Subsidiaries or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.5. In acting on behalf of the Second Lien Administrative Agent and the Second Lien Claimholders and the First Lien Administrative Agent and the First Lien Claimholders, the duties or responsibilities of the Control Agent under this Section 5.5 shall be limited solely (i) to physically holding the Control Collateral delivered to the Control Agent by any Grantor as agent for the First Lien Administrative Agent (on behalf of itself and the First Lien Claimholders) and the Second Lien Administrative Agent (on behalf of itself and the Second Lien Claimholders) for purposes of perfecting the Lien held by the First Lien Administrative Agent and the Second Lien Administrative Agent and (ii) delivering such collateral as set forth in Section 5.5(d).
     (d) Neither the Control Agent nor the First Lien Administrative Agent shall have by reason of the Second Lien Credit Documents or this Agreement or any other document a fiduciary relationship in respect of the Second Lien Administrative Agent or any Second Lien Claimholder.

     (e) Upon the Discharge of First Lien Obligations (other than in connection with a Refinancing of the First Lien Obligations), the Control Agent shall deliver to the Second Lien Administrative Agent the Control Collateral together with any necessary endorsements (or otherwise allow the Second Lien Administrative Agent to obtain control of such Control Collateral) or as a court of competent jurisdiction may otherwise direct and the Second Lien Administrative Agent shall accept and succeed to the role of the Control Agent as the agent for perfection on the Control Collateral.
     (f) The Control Agent shall have an unfettered right to resign as Control Agent upon 30 days notice to the First Lien Administrative Agent and the Second Lien Administrative Agent. If upon the effective date of such resignation no successor control agent has been appointed by the First Lien Administrative Agent and the Second Lien Administrative Agent, the Control Agent shall deliver to the First Lien Administrative Agent the Control Collateral together with any necessary endorsements (or otherwise allow the First Lien Administrative Agent to obtain control of such Control Collateral) or as a court of competent jurisdiction may otherwise direct and the First Lien Administrative Agent shall accept and succeed to the role of the Control Agent as the agent for perfection on the Control Collateral.
     5.6 [RESERVED]
     5.7 Purchase Right. Without prejudice to the enforcement of the First Lien Claimholders’ remedies, the First Lien Claimholders agree that at any time during the 60 day period following (a) acceleration of the First Lien Obligations in accordance with the terms of the First Lien Credit Agreement, (b) a payment default under the First Lien Credit Agreement that has not been cured or waived by the First Lien Claimholders within sixty (60) days of the occurrence thereof, (c) the commencement of any Enforcement Action by the First Lien Claimholder against all or a material portion of the Collateral following an event of default under the First Lien Credit Agreement, or (d) the commencement of an Insolvency or Liquidation Proceeding (each, a “Purchase Event”), one or more of the Second Lien Claimholders may request, and the First Lien Claimholders hereby offer the Second Lien Claimholders the option, to purchase all, but not less than all, of the aggregate amount of outstanding First Lien Obligations outstanding at the time of purchase at par (excluding any prepayment or similar yield maintenance provisions), without warranty or representation or recourse (except for representations and warranties required to be made by assigning lenders pursuant to the Assignment Agreement (as such term is defined in the First Lien Credit Agreement)). If such right is exercised within the aforementioned 60 day period, the parties shall endeavor to close promptly thereafter but in any event within ten (10) Business Days of the request. If one or more of the Second Lien Claimholders exercise such purchase right, such purchase shall be effectuated through the assignment provisions set forth in Section ___of the First Lien Credit Agreement. If none of the Second Lien Claimholders exercise such right, the First Lien Claimholders shall have no further obligations pursuant to this Section 5.7 for such Purchase Event and may take any further actions in their sole discretion in accordance with the First Lien Credit Documents and this Agreement. For avoidance of doubt, prior to the consummation of any such assignment of the First Lien Obligations as contemplated hereunder, the First Lien Claimholders shall not be restricted from taking any Enforcement Action or other action otherwise available to them in accordance with the First Lien Credit Documents and applicable law.
     SECTION 6 Insolvency or Liquidation Proceedings.
     6.1 Use of Cash Collateral and Financing Issues. Until the Discharge of First Lien Obligations has occurred, if Company or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and the First Lien Administrative Agent shall desire to permit the use of cash collateral on which the First Lien Administrative Agent or any other creditor has a Lien or to permit Company or any other Grantor to obtain financing, from one of more of the First Lien Claimholders under Section 363 or Section 364 of the Bankruptcy Code or any similar Bankruptcy Law (each, a “DIP Financing”), then, so long as the maximum principal amount of Indebtedness that may be outstanding from time to time in connection with such DIP Financing, together with the principal amount of First Lien Obligations outstanding at such time (such combined amount, the “Total Debt”) shall not exceed the Maximum First Lien Obligations, the Second Lien Administrative Agent, on behalf of itself and the Second Lien Claimholders, (A) agrees that it will raise no objection to, or otherwise contest or interfere with, such use of cash collateral or DIP Financing on the grounds of adequate protection nor support any other Person objecting to, or otherwise contest or interfere with, such sale, use, or lease of cash collateral or DIP Financing and will not request any form of adequate protection (except as agreed by the First Lien Administrative Agent or to the extent expressly permitted by Section 6.4) and, to the extent the Liens securing the First Lien Obligations are subordinated to or pari passu with such DIP Financing, the Second Lien Administrative Agent will subordinate its Liens in the Collateral to (x) the Liens securing such DIP Financing (and all Obligations relating thereto), (y) any adequate protection Liens provided to the First Lien Claimholders and (z) any “carve-out” for professional and United States Trustee fees agreed to by the First Lien Administrative Agent, provided that the amount of such “carve-out”, together with the Total Debt shall not exceed the Maximum First Lien Obligations; provided that the foregoing shall not prohibit the Second Lien Administrative Agent or the Second Lien Claimholders from objecting solely to any provisions in any DIP Financing relating to, describing or requiring any provision or content of a plan of reorganization other than any provisions requiring that the DIP Financing be paid in full in cash. Nothing set forth in this Agreement shall restrict the Second Lien Claimholders from proposing debtor-in-possession financing, or the First Lien Claimholders from objecting thereto on any grounds.
     6.2 Sale Issues. The Second Lien Agent, on behalf of itself and the Second Lien Claimholders, agrees that it will raise no objection to or otherwise contest or oppose a sale or other disposition of any Collateral (and any post-petition assets subject to adequate protection Liens in favor of the First Lien Collateral Agent) free and clear of its Liens or other claims under Section 363 of the Bankruptcy Code if the Requisite Lenders under the First Lien Credit Agreement have consented to such sale or disposition of such assets so long as the interests of the Second Lien Claimholders in the Collateral (and any post-petition assets subject to adequate protection Liens, if any, in favor of the Second Lien Collateral Agent) attach to the proceeds thereof, subject to the priorities set forth in Section 4.2 of this Agreement, and such proceeds are applied to permanently reduce the amount of First Lien Obligations outstanding to the extent required under the First Lien Credit Agreement. Upon request by the First Lien Administrative

Agent, the Second Lien Administrative Agent shall consent to the release of its lien in connection with such a sale or disposition.
     6.3 Relief from the Automatic Stay. Until the Discharge of First Lien Obligations has occurred, the Second Lien Administrative Agent, on behalf of itself and the Second Lien Claimholders, agrees that none of them shall (i) seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral, without the prior written consent of the First Lien Administrative Agent, or (ii) oppose any request by the First Lien Administrative Agent or any First Lien Claimholder to seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral.
     6.4 Adequate Protection. (a) The Second Lien Administrative Agent, on behalf of itself and the Second Lien Claimholders, agrees that none of them shall contest or object to, (or support any other person contesting or objecting to) (i) any request by the First Lien Administrative Agent or the First Lien Claimholders for adequate protection or (ii) any objection by the First Lien Administrative Agent or the First Lien Claimholders to any motion, relief, action or proceeding based on the First Lien Administrative Agent or the First Lien Claimholders claiming a lack of adequate protection. In any Insolvency or Liquidation Proceeding, the Second Lien Administrative Agent, on behalf of itself and the Second Lien Claimholders, may seek adequate protection in respect of the Second Lien Obligations, subject to the provisions of this Agreement, only if (A) the First Lien Claimholders (or any subset thereof) are granted adequate protection in the form of additional collateral including replacement liens on post-petition collateral, and (B) such additional protection requested by the Second Lien Collateral Agent is in the form of a Lien on such additional collateral, which Lien, if granted, will be subordinated to the adequate protection Liens securing the First Lien Obligations and the Liens securing any DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Second Lien Obligations are so subordinated to the Liens securing the First Lien Obligations under this Agreement and the Liens securing any such DIP Financing. In the event the Second Lien Administrative Agent, on behalf of itself or any of the Second Lien Claimholders, seeks or requests adequate protection in respect of Second Lien Obligations and such adequate protection is granted in the form of additional collateral, then the Second Lien Administrative Agent, on behalf of itself and the Second Lien Claimholders, agrees that the First Lien Administrative Agent shall also be granted a Lien on such additional collateral as security for the First Lien Obligations and for any DIP Financing and that any Lien on such additional collateral securing the Second Lien Obligations shall be subordinated to the Liens on such collateral securing the First Lien Obligations and any DIP Financing (and all Obligations relating thereto) and to any other Liens granted to the First Lien Claimholders as adequate protection on the same basis as the other Liens securing the Second Lien Obligations are so subordinated to the Liens securing the First Lien Obligations under this Agreement and the Liens securing DIP Financing.
     (b) Similarly, if the First Lien Claimholders (or any subject thereof) are granted adequate protection in the form of a superpriority claim, then the Second Lien Administrative Agent, on behalf of itself or any of the Second Lien Claimholders, may seek or request a superpriority claim, which superpriority claim will be junior in all respects to the superpriority claim granted to the First Lien Administrative Agent and the First Lien Claimholders, and, in the event that the Second Lien Administrative Agent, on behalf of itself or any of the Second Lien

Claimholders, seeks or requests adequate protection in respect of Second Lien Obligations and such adequate protection is granted in the form of a superpriority claim, then the Second Lien Administrative Agent, on behalf of itself and the Second Lien Claimholders, agrees that the First Lien Administrative Agent and the providers of any DIP Financing also shall be granted a superpriority claim, which superpriority claim will be senior in all respects to the superpriority claim granted to the Second Lien Administrative Agent and the Second Lien Claimholders.
     (c) Notwithstanding the foregoing, if the First Lien Claimholders are deemed by a court of competent jurisdiction to be fully secured on the petition date of any Insolvency or Liquidation Proceeding, then the Second Lien Collateral Agent and the Second Lien Claimholders shall not be prohibited from seeking adequate protection in the form of payments in the amount of current post-petition interest, incurred fees and expenses of other cash payment.
     6.5 No Waiver. Nothing contained herein shall prohibit or in any way limit the First Lien Administrative Agent or any First Lien Claimholder from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by the Second Lien Administrative Agent or any of the Second Lien Claimholders, including the seeking by the Second Lien Administrative Agent or any Second Lien Claimholders of adequate protection or the asserting by the Second Lien Administrative Agent or any Second Lien Claimholders of any of its rights and remedies under the Second Lien Credit Documents or otherwise; provided, however, that this Section 6.5 shall not limit the rights of the Second Lien Claimholders under the proviso in Section 3.1(a)(ii) or under Section 6.4 or Section 6.9.
     6.6 Avoidance Issues. If any First Lien Claimholder is required in any Insolvency or Liquidation Proceeding, or otherwise, to turn over or otherwise pay to the estate of Company or any other Grantor any amount in respect of a First Lien Obligation (a “Recovery”), then such First Lien Claimholders shall be entitled to a reinstatement of First Lien Obligations with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement. Collateral or proceeds thereof received by the Second Lien Administrative Agent or any Second Lien Claimholder after a Discharge of First Lien Obligations and prior to the reinstatement of such First Lien Obligations shall be delivered to the First Lien Administrative Agent upon such reinstatement in accordance with Section 4.2.
     6.7 Separate Grants of Security and Separate Classification. Each of the Grantors, the First Lien Claimholders and the Second Lien Claimholders acknowledges and agrees that (i) the grants of Liens pursuant to the First Lien Collateral Documents and the Second Lien Collateral Documents constitute two separate and distinct grants of Liens and (ii) because of, among other things, their differing rights in the Collateral, the Second Lien Obligations are fundamentally different from the First Lien Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the First Lien Claimholders and Second Lien Claimholders in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the First Lien Claimholders shall be entitled to receive, in addition to amounts distributed to them from, or in respect of, the Collateral in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, fees, costs and other charges, irrespective of whether a claim for such amounts is allowed or allowable in such Insolvency or Liquidation Proceeding, until the occurrence of the Discharge of First Lien Obligations, before any distribution from, or in respect of, any Collateral is made in respect of the claims held by the Second Lien Claimholders), with the Second Lien Claimholders hereby acknowledging and agreeing to turn over to the First Lien Claimholders amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Lien Claimholders.
     6.8 Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of First Lien Obligations and on account of Second Lien Obligations, then, to the extent the debt obligations distributed on account of the First Lien Obligations and on account of the Second Lien Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.
     6.9 Post-Petition Claims.
     (a) Neither the Second Lien Administrative Agent nor any other Second Lien Claimholder shall oppose or seek to challenge any claim by the First Lien Administrative Agent or any First Lien Claimholder for allowance in any Insolvency or Liquidation Proceeding of First Lien Obligations consisting of post-petition interest, fees, costs, charges or expenses to the extent of the value of the lien of the First Lien Administrative Agents held for the benefit of the First Lien Claimholders, without regard to the existence of the Lien of the Second Lien Administrative Agent on behalf of the Second Lien Claimholders on the Collateral.
     (b) Neither the First Lien Administrative Agent nor any other First Lien Claimholder shall oppose or seek to challenge any claim by the Second Lien Administrative Agent or any Second Lien Claimholder for allowance in any Insolvency or Liquidation Proceeding of Second Lien Obligations consisting of post-petition interest, fees, costs, charges or expenses to the extent of the value of the Lien of the Second Lien Administrative Agent on behalf of the Second Lien Claimholders on the Collateral (after taking into account the First Lien Obligations).
     6.10 Waiver. The Second Lien Administrative Agent, for itself and on behalf of the Second Lien Claimholders, waives any claim it or they may hereafter have against the First Lien Administrative Agent or any First Lien Claimholder arising out of the election of the First Lien Administrative Agent or any First Lien Claimholder of the application of Section 1111(b)(2) of the Bankruptcy Code, or out of any cash collateral or financing arrangement in accordance with Section 6.1 hereof or out of any grant of a security interest in connection with the Collateral in any Insolvency or Liquidation Proceeding.

     6.11 Expense Claims. Neither Second Lien Administrative Agent nor any Second Lien Claimholder will (i) contest the payment of fees, expenses or other amounts to the First Lien Administrative Agent or any First Lien Claimholder under Section 506(b) of the Bankruptcy Code or otherwise to the extent provided for in the First Lien Credit Agreement or (ii) assert or enforce, at any time prior to the Discharge of First Lien Obligations, any claim under Section 506(c) of the Bankruptcy Code senior to or on parity with the First Lien Obligations for costs or expenses of preserving or disposing of any Collateral.
     6.12 [Reserved]
     6.13 Effectiveness in Insolvency or Liquidation Proceedings. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code, shall be effective before, during and after the commencement of an Insolvency or Liquidation Proceeding. All references in this Agreement to any Grantor shall include such Person as a debtor-in-possession and any receiver or trustee for such Person in any Insolvency or Liquidation Proceeding.
     SECTION 7 Reliance; Waivers; Etc.
     7.1 Non-Reliance
     (a) The consent by the First Lien Claimholders to the execution and delivery of the Second Lien Credit Documents and the grant to the Second Lien Administrative Agent on behalf of the Second Lien Claimholders of a Lien on the Collateral and all loans and other extensions of credit made or deemed made on and after the date hereof by the First Lien Claimholders to the Grantors shall be deemed to have been given and made in reliance upon this Agreement. The Second Lien Administrative Agent, on behalf of itself and the Second Lien Claimholders, acknowledges that it and the Second Lien Claimholders have, independently and without reliance on the First Lien Administrative Agent or any First Lien Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Second Lien Credit Agreement, the other Second Lien Credit Documents, this Agreement and the transactions contemplated hereby and thereby and they will continue to make their own credit decision in taking or not taking any action under the Second Lien Credit Agreement, the other Second Lien Credit Documents or this Agreement.
     (b) The consent by the Second Lien Claimholders to the execution and delivery of the First Lien Credit Documents and the grant to the First Lien Administrative Agent on behalf of the First Lien Claimholders of a Lien on the Collateral and all loans and other extensions of credit made or deemed made on and after the date hereof by the Second Lien Claimholders to the Grantors shall be deemed to have been given and made in reliance upon this Agreement. The First Lien Administrative Agent, on behalf of itself and the First Lien Claimholders, acknowledges that it and the First Lien Claimholders have, independently and without reliance on the Second Lien Administrative Agent or any Second Lien Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the First Lien Credit Agreement, the other First Lien Credit Documents, this Agreement and the transactions contemplated hereby and thereby and they will continue to make their own credit decision in taking or not taking any action under the First Lien Credit Agreement, the other First Lien Credit Documents or this Agreement.
     7.2 No Warranties or Liability. The First Lien Administrative Agent, on behalf of itself and the First Lien Claimholders under its First Lien Credit Documents, acknowledges and agrees that each of the Second Lien Administrative Agent and the Second Lien Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Second Lien Credit Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. The Second Lien Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the Second Lien Credit Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Second Lien Administrative Agent, on behalf of itself and the Second Lien Obligations, acknowledges and agrees that the First Lien Administrative Agent and the First Lien Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the First Lien Credit Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. The First Lien Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under their respective First Lien Credit Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Second Lien Administrative Agent and the Second Lien Claimholders shall have no duty to the First Lien Administrative Agent or any of the First Lien Claimholders, and the First Lien Administrative Agent and the First Lien Claimholders shall have no duty to the Second Lien Administrative Agent or any of the Second Lien Claimholders, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with Company or any Guarantor Subsidiary (including the First Lien Credit Documents and the Second Lien Credit Documents), regardless of any knowledge thereof which they may have or be charged with.
     7.3 No Waiver of Lien Priorities.
     (a) No right of the First Lien Claimholders, the Control Agent, the First Lien Administrative Agent, the Second Lien Administrative Agent, the Second Lien Claimholders or any of them to enforce any provision of this Agreement, any First Lien Credit Document or any Second Lien Credit Document, as applicable shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of Company or any other Grantor or by any act or failure to act by the Control Agent, any First Lien Claimholder or any Second Lien Claimholder, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the First Lien Credit Documents or any of the Second Lien Credit Documents, regardless of any knowledge thereof which the Control Agent, any First Lien Claimholder, any Second Lien Claimholder, or any of them, may have or be otherwise charged with.

     (b) Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of Company and the other Grantors under the First Lien Credit Documents and subject to the provisions of Section 5.3(b)), the First Lien Claimholders, the First Lien Administrative Agent and any of them may, at any time and from time to time in accordance with the First Lien Credit Documents or applicable law, without the consent of, or notice to, the Second Lien Administrative Agent or any Second Lien Claimholders, without incurring any liabilities to the Second Lien Administrative Agent or any Second Lien Claimholders and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the Second Lien Administrative Agent or any Second Lien Claimholders is affected, impaired or extinguished thereby) do any one or more of the following:
     (i) make loans and advances to any Grantor or issue, guaranty or obtain letters of credit for account of any Grantor or otherwise extend credit to any Grantor, in any amount and on any terms, whether pursuant to a commitment or as a discretionary advance and whether or not any default or event of default or failure of condition is then continuing (subject, in each case, to the limits set forth in the definition of “First Lien Obligations” and Section 5.3);
     (ii) change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the First Lien Obligations or any Lien on any First Lien Collateral or guaranty thereof or any liability of Company or any other Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the First Lien Obligations, without any restriction as to the amount, tenor or terms of any such increase or extension, subject to the limits set forth in the definition of “First Lien Obligations”) or, subject to the provisions of this Agreement, otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the First Lien Administrative Agent or any of the First Lien Claimholders, the First Lien Obligations or any of the First Lien Credit Documents; provided, however, the foregoing shall not prohibit the Second Lien Administrative Agent and Second Lien Claimholders from enforcing, consistent with the other terms of this Agreement, any right arising under the Second Lien Credit Agreement as a result of any Grantor’s violation of the terms thereof.
     (iii) subject to the provisions of this Agreement, sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Collateral or any liability of Company or any other Grantor to the First Lien Claimholders or the First Lien Administrative Agent, or any liability incurred directly or indirectly in respect thereof;
     (iv) settle or compromise any First Lien Obligation or any other liability of Company or any other Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the First Lien Obligations) in any manner or order;
     (v) exercise or delay in or refrain from exercising any right or remedy against Company or any security or any other Grantor or any other Person, elect any remedy and otherwise deal freely with Company, any other Grantor or any First Lien Collateral and any security and any guarantor or any liability of Company or any other Grantor to the First Lien Claimholders or any liability incurred directly or indirectly in respect thereof;
     (vi) take or fail to take any Lien securing the First Lien Obligations or any other collateral security for any First Lien Obligations or take or fail to take any action which may be necessary or appropriate to ensure that any Lien securing First Lien Obligations or any other Lien upon any property is duly enforceable or perfected or entitled to priority as against any other Lien or to ensure that any proceeds of any property subject to any Lien are applied to the payment of any First Lien Obligation or any Obligation secured thereby; or
     (vii) otherwise release, discharge or permit the lapse of any or all Liens securing the First Lien Obligations or any other Liens upon any property at any time securing any First Lien Obligations.
     (c) The Second Lien Administrative Agent, on behalf of itself and the Second Lien Claimholders, also agrees that the Control Agent, the First Lien Claimholders and the First Lien Administrative Agent shall have no liability to the Second Lien Administrative Agent or any Second Lien Claimholders, and the Second Lien Administrative Agent, on behalf of itself and the Second Lien Claimholders, hereby waives all claims against the Control Agent, any First Lien Claimholder or the First Lien Administrative Agent, arising out of any and all actions which the Control Agent, the First Lien Claimholders or the First Lien Administrative Agent may take or permit or omit to take with respect to: (i) the First Lien Credit Documents, (ii) the collection of the First Lien Obligations or (iii) the foreclosure upon, or sale, liquidation or other disposition of, any Collateral (including, without limitation, the Control Collateral, as applicable). The Second Lien Administrative Agent, on behalf of itself and the Second Lien Claimholders, agrees that the First Lien Claimholders and the First Lien Administrative Agent have no duty to them in respect of the maintenance or preservation of the Collateral, the First Lien Obligations or otherwise.
     (d) Subject to Section 5.4, the Second Lien Administrative Agent, on behalf of itself and the Second Lien Claimholders, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Collateral.
     7.4 Obligations Unconditional. All rights, interests, agreements and obligations of the First Lien Administrative Agent and the First Lien Claimholders and the Second Lien

Administrative Agent and the Second Lien Claimholders, respectively, hereunder shall remain in full force and effect irrespective of:
     (a) any lack of validity or enforceability of any First Lien Credit Documents or any Second Lien Credit Documents or any setting aside or avoidance of any Lien (other than as a result of a final non-appealable judgment of a court of competent jurisdiction setting aside or avoiding any such Lien as a result of an Improper Act of the First Lien Claimholders);
     (b) except as otherwise set forth in the Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the First Lien Obligations or Second Lien Obligations made in accordance herewith, or any amendment or waiver or other modification made in accordance herewith, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any First Lien Credit Document or any Second Lien Credit Document;
     (c) subject to Section 2.5 and Section 2.6, any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification made in accordance herewith, whether in writing or by course of conduct or otherwise, of all or any of the First Lien Obligations or Second Lien Obligations or any guarantee thereof;
     (d) the commencement of any Insolvency or Liquidation Proceeding in respect of Company or any other Grantor; or
     (e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, Company or any other Grantor in respect of the First Lien Obligations (other than as a result of a final non-appealable judgment of a court of competent jurisdiction setting aside or avoiding a Lien of the First Lien Claimholders as a result of an Improper Act of the First Lien Claimholders).
     7.5 Certain Notices.
     (a) Promptly upon the satisfaction of the conditions set forth in clauses (a), (b), (c) and (d) of the definition of Discharge of First Lien Obligations, the First Lien Administrative Agent shall deliver written notice confirming same to the Second Lien Administrative Agent; provided that the failure to give any such notice shall not result in any liability of the First Lien Administrative Agent or the First Lien Claimholders hereunder or in the modification, alteration, impairment, or waiver of the rights of any party hereunder.
     (b) Promptly upon (or as soon as practicable following) the commencement by the First Lien Administrative Agent of any Enforcement Action with respect to any Collateral (including by way of a public or private sale of Collateral), the First Lien Administrative Agent shall notify the Second Lien Administrative Agent of such action; provided that the failure to give any such notice shall not result in any liability of the First

Lien Administrative Agent or the First Lien Claimholders hereunder or in the modification, alteration, impairment, or waiver of the rights of any party hereunder.
     SECTION 8 Miscellaneous.
     8.1 Conflicts. As between the First Lien Administrative Agent, the First Lien Claimholders, the Second Lien Administrative Agent and the Second Lien Claimholders, in the event of any conflict between the provisions of this Agreement and the provisions of the First Lien Credit Documents or the Second Lien Credit Documents, the provisions of this Agreement shall govern and control. The parties hereto acknowledge that the terms of this Agreement are not intended to negate any specific rights granted to Company in the First Lien Credit Documents and the Second Lien Credit Documents.
     8.2 Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing agreement of lien subordination and the First Lien Claimholders may continue, at any time and without notice to the Second Lien Administrative Agent or any Second Lien Claimholder subject to the Second Lien Credit Documents, to extend credit and other financial accommodations and lend monies to or for the benefit of Company or any Grantor constituting First Lien Obligations in reliance but subject to the terms hereof. The Second Lien Administrative Agent, on behalf of itself and the Second Lien Claimholders, and First Lien Administrative Agent, on behalf of itself and the First Lien Claimholders, each hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to Company or any other Grantor shall include Company or such Grantor as debtor and debtor-in-possession and any receiver or trustee for Company or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding. This Agreement shall terminate and be of no further force and effect, (i) with respect to the Second Lien Administrative Agent, the Second Lien Claimholders and the Second Lien Obligations, upon the later of (1) the date upon which the obligations under the Second Lien Credit Agreement terminate and payment has been made in full in cash of all other Second Lien Obligations outstanding on such date and (2) if there are other Second Lien Obligations outstanding on such date, the date upon which such Second Lien Obligations terminate and (ii) with respect to the First Lien Administrative Agent, the First Lien Claimholders and the First Lien Obligations, the date of Discharge of First Lien Obligations, subject to the rights of the First Lien Claimholders under Section 5.6 and Section 6.5.
     8.3 Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement by the Second Lien Administrative Agent or the First Lien Administrative Agent shall be deemed to be made unless the same shall be in writing signed on behalf of each party hereto or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, Company shall not have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent its rights or obligations are directly and affected.
     8.4 Information Concerning Financial Condition of Company and its Subsidiaries.
     (a) The First Lien Administrative Agent and the First Lien Claimholders, on the one hand, and the Second Lien Claimholders and the Second Lien Administrative Agent, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of Company and its Subsidiaries and all endorsers and/or guarantors of the First Lien Obligations or the Second Lien Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the First Lien Obligations or the Second Lien Obligations. The First Lien Administrative Agent and the First Lien Claimholders shall have no duty to advise the Second Lien Administrative Agent or any Second Lien Claimholder and the Second Lien Administrative Agent and the Second Lien Claimholders shall have no duty to advise to the First Lien Administrative Agent or any First Lien Claimholders, of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that any First Lien Claimholder, in its sole discretion, undertakes at any time or from time to time to provide any such information to any Second Lien Claimholder, or any Second Lien Claimholder, in its sole discretion, undertakes at any time or from time to time to provide any such information to any First Lien Claimholder, it or they shall be under no obligation (w) to make, and the providing party shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.
     (b) The Grantors agree that any information provided to the First Lien Administrative Agent, the Second Lien Administrative Agent, the Control Agent, any First Lien Claimholder or any Second Lien Claimholder may be shared by such Person with any First Lien Claimholder, any Second Lien Claimholder, the Control Agent, the First Lien Administrative Agent or the Second Lien Administrative Agent not withstanding any request or demand by such Grantor that such information be kept confidential; provided that such shared information shall otherwise be subject to the respective confidentiality provisions in the First Lien Credit Agreement and the Second Lien Credit Agreement, as applicable.
     8.5 Subrogation. The Second Lien Administrative Agent, on behalf of itself and the Second Lien Claimholders, hereby agrees not to assert any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of First Lien Obligations has occurred.

     8.6 Application of Payments. All payments received by the First Lien Administrative Agent or the First Lien Claimholders may be applied, reversed and reapplied, in whole or in part, to such part of the First Lien Obligations provided for in the First Lien Credit Documents. The Second Lien Administrative Agent, on behalf of itself and the Second Lien Claimholders, assents to (a) subject to Section 5.3, any extension or postponement of the time of payment of the First Lien Obligations or any part thereof and to any other indulgence with respect thereto and (b) subject to Section 2 hereof, (i) any substitution, exchange or release of any security which may at any time secure any part of the First Lien Obligations and (ii) the addition or release of any other Person primarily or secondarily liable therefor.
     8.7 SUBMISSION TO JURISDICTION;WAIVER OF JURY TRIAL.
     (a) ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK TO THE EXTENT PERMITTED BY APPLICABLE LAW. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW (i) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NON-EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (ii) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (iii) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 8.8; AND (iv) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (c) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.
     (b) EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER HEREOF, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND

VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 8.7(b) AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
     8.8 Notices. All notices to the Control Agent, the Second Lien Claimholders and the First Lien Claimholders permitted or required under this Agreement shall also be sent to the Second Lien Administrative Agent and the First Lien Administrative Agent, respectively. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of electronic mail or four Business Days after deposit in the U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.
     8.9 Further Assurances. The First Lien Administrative Agent, on behalf of itself and the First Lien Claimholders under the First Lien Credit Documents, and the Second Lien Administrative Agent, on behalf of itself and the Second Lien Claimholders under the Second Lien Credit Documents, and Company, agrees that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the First Lien Administrative Agent or the Second Lien Administrative Agent may reasonably request to effectuate the terms of and the lien priorities contemplated by this Agreement.
     8.10 APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).
     8.11 Binding on Successors and Assigns. This Agreement shall be binding upon the First Lien Administrative Agent, the First Lien Claimholders, the Second Lien Administrative Agent, the Second Lien Claimholders, the Control Agent and their respective successors and assigns.
     8.12 Specific Performance. Each of the First Lien Administrative Agent and the Second Lien Administrative Agent may demand specific performance of this Agreement. The First Lien Administrative Agent, on behalf of itself and the First Lien Claimholders under its

First Lien Credit Documents, and the Second Lien Administrative Agent, on behalf of itself and the Second Lien Claimholders, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by any First Lien Administrative Agent or the Second Lien Administrative Agent, as the case may be.
     8.13 Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.
     8.14 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.
     8.15 Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.
     8.16 No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of each of the First Lien Administrative Agent, the First Lien Claimholders, the Second Lien Administrative Agent, the Second Lien Claimholders, the Control Agent, the Company. No other Person shall have or be entitled to assert rights or benefits hereunder.
     8.17 Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First Lien Claimholders on the one hand and the Second Lien Claimholders on the other hand. Nothing in this Agreement is intended to or shall impair the rights of Company or any other Grantor, or the obligations of Company or any other Grantor, which are absolute and unconditional, to pay the First Lien Obligations and the Second Lien Obligations as and when the same shall become due and payable in accordance with their terms.
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AMERICAN PACIFIC CORPORATION
INTERCREDITOR AGREEMENT
     IN WITNESS WHEREOF, the parties hereto have executed this Intercreditor Agreement as of the date first written above.

WACHOVIA BANK, NATIONAL ASSOCIATION, as First Lien Administrative Agent,
By:	/s/ William F. Fox
	Name:	William F. Fox
	Title:	Director

Notice Address:
Principal Office:
Wachovia Bank, National Association
Charlotte Plaza
201 South College Street, CP8
Charlotte, North Carolina 28288-0680
Attention: Syndication Agency Services
Telecopier: (704) 383-0288
Telephone: (704) 374-2698
with a copy to:
Wachovia Bank, National Association
1339 Chestnut Street
Mailcode            PA4152
Philadelphia, Pennsylvania 19107
Attention: James M. Travagline
Telecopier: 267-321-6702
Telephone: 267-321-6711

AMERICAN PACIFIC CORPORATION
INTERCREDITOR AGREEMENT

WACHOVIA BANK, NATIONAL ASSOCIATION, as Second Lien Administrative Agent,
By:	/s/ John Linker
Name: John Linker
Title: Officer

Notice Address:
Principal Office:
Wachovia Bank, National Association
Charlotte Plaza
201 South College Street, CP8
Charlotte, North Carolina 28288-0680
Attention: Syndication Agency Services
Telecopier: (704) 383-0288
Telephone: (704) 374-2698
with a copy to:
Wachovia Bank, National Association
1339 Chestnut Street
Mailcode            PA4152
Philadelphia, Pennsylvania 19107
Attention: James M. Travagline
Telecopier: 267-321-6702
Telephone: 267-321-6711

AMERICAN PACIFIC CORPORATION
INTERCREDITOR AGREEMENT

WACHOVIA BANK, NATIONAL ASSOCIATION, as Control Agent,
By:	/s/ William F. Fox
	Name:	William F. Fox
	Title:	Director

Notice Address:
Principal Office:
Wachovia Bank, National Association
Charlotte Plaza
201 South College Street, CP8
Charlotte, North Carolina 28288-0680
Attention: Syndication Agency Services
Telecopier: (704) 383-0288
Telephone: (704) 374-2698
with a copy to:
Wachovia Bank, National Association
1339 Chestnut Street
Mailcode            PA4152
Philadelphia, Pennsylvania 19107
Attention: James M. Travagline
Telecopier: 267-321-6702
Telephone: 267-321-6711

AMERICAN PACIFIC CORPORATION
INTERCREDITOR AGREEMENT

AMERICAN PACIFIC CORPORATION, as Company
By:	/s/ Seth L. Van Voorhees
Name:	Seth L. Van Voorhees
Title:	Vice President, Chief Financial Officer

Notice Address:
American Pacific Corporation
3770 Howard Hughes Parkway #300
Las Vegas, Nevada 89109
Attention: Seth L. Van Voorhees,
Vice President, Chief Financial Officer and Treasurer
Telecopier: (702) 699-4181
Telephone: (702) 699-4166

AMERICAN PACIFIC CORPORATION
INTERCREDITOR AGREEMENT

GUARANTORS:	AMERICAN PACIFIC CORPORATION, a Nevada corporation
	By:	/s/ Seth L. Van Voorhees
	Name:	Seth L. Van Voorhees
	Title:	Treasurer

AMPAC FINE CHEMICALS LLC, a California limited liability company
	By:	/s/ Seth L. Van Voorhees
	Name:	Seth L. Van Voorhees
	Title:	Chief Financial Officer

ENERGETIC ADDITIVES INC., LLC, a Nevada limited liability company
	By:	/s/ Seth L. Van Voorhees
	Name:	Seth L. Van Voorhees
	Title:	Manager

AMPAC-ISP CORP., a Delaware corporation
	By:	/s/ Seth L. Van Voorhees
	Name:	Seth L. Van Voorhees
	Title:	Treasurer

AMERICAN AZIDE CORPORATION, a Nevada corporation
	By:	/s/ Seth L. Van Voorhees
	Name:	Seth L. Van Voorhees
	Title:	Treasurer

AMERICAN PACIFIC CORPORATION
INTERCREDITOR AGREEMENT

AMPAC FARMS, INC., a Nevada corporation
By:	/s/ Seth L. Van Voorhees
Name:	Seth L. Van Voorhees
Title:	Treasurer